Exhibit 10.45

FIRST AMENDMENT TO

EMPLOYMENT, CONFIDENTIALITY AND NON-COMPETE

AGREEMENT

This FIRST AMENDMENT (the “First Amendment”) to the Employment, Confidentiality and Non-Compete Agreement by and between MedCath Incorporated (the “Company”) and DANIEL PERRITT (“Employee”) dated October 29, 2009, is effective as of the 7th day of July, 2011.

RECITALS:

WHEREAS, Company and Employee entered into an Employment, Confidentiality and Non-Compete Agreement dated October 29, 2009 (the “Employment Agreement”);

WHEREAS, Employee has been employed by Company prior to the date hereof;

WHEREAS, Company and Employee desire to continue Employee’s employment in accordance with the terms of Employee’s Employment Agreement and in accordance with the terms of this First Amendment; and

WHEREAS, the parties now wish to amend the Employment Agreement on the terms set forth below:

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Company and Employee agree to amend the Employment Agreement on the following terms:

1.	The second sentence in Section 5(a) of the Employment Agreement (Termination of Employment, By the Company For Cause) shall be deleted in its entirety and replaced with the following:

As used herein, the term “Cause” shall mean and be limited to (i) willful misconduct by Employee which results in a demonstrable injury (which is other than de minimis or insignificant) to the Company, (ii) willful and continued failure by Employee to perform his material duties with respect to the Company or its subsidiaries, which failure continues beyond 10 days after a written demand for substantial performance of such duties was given to Employee by the Company, or (iii) Employee’s conviction of, or plea of nolo contendere to, a felony or to a misdemeanor involving moral turpitude. Termination of Employee for Cause pursuant to Section 5(a) shall be made by delivery to Employee of written notice that, in the reasonable judgment of the Board of Directors of MedCath Corporation, Employee was guilty of conduct set forth in any of clauses (i) through (iii) above and specifying the particulars thereof.

2.	The second paragraph of Section 5(b) of the Employment Agreement (Termination of Employment, By the Company Without Cause) shall be deleted in its entirety and replaced with the following:

In the event the Company terminates Employee’s employment without cause, the Company will continue to pay Employee his current bi-weekly salary, less applicable lawful deductions, for a period of twelve (12) months following the date of notice of termination of employment plus one times Employee’s targeted annual bonus. Employee shall be entitled to receive benefits as provided by applicable law or by Company policy.

3.	Capitalized terms not defined in this First Amendment shall have the meaning assigned to them in the Employment Agreement.

4.	Except as specifically set forth is this First Amendment, the terms and conditions of the Employment Agreement shall remain in full force and effect.

5.	In the event of any conflict between the terms of this First Amendment and terms of the Employment Agreement, the terms of this First Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the day first written above.

MEDCATH INCORPORATED

By	/s/ O. Edwin French
Name:	O. Edwin French
Title:	CEO

DANIEL PERRITT
/s/ Daniel Perritt